UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2022

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Choice Hotels Circle, Suite 400, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 592-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.01 per share	CHH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Share Sale and Purchase Agreement

On June 12, 2022 Choice Hotels International, Inc. (the “Company”), Radisson Holdings Inc. (the “Seller”), Radisson Hospitality, Inc. (“Radisson Americas”), Aplite Holdings AB and Radisson Hospitality Belgium BV/SRL (“Radisson Belgium”), entered into a Share Sale and Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company will acquire (on the terms and subject to the satisfaction or waiver of the closing conditions set forth in the Purchase Agreement) (1) all of the issued and outstanding shares of Radisson Americas and (2) certain trademarks held by Radisson Belgium covering (i) the United States of America and its territories, namely Guam, American Samoa, Northern Mariana Islands, Puerto Rico and the U.S. Virgin Islands; (ii) all countries located on the continents of North America and South America; and (iii) all countries and territories located on the Caribbean Sea (the “Transaction”).

Pursuant to the Purchase Agreement, the Company will pay an aggregate purchase price of $675,186,000 (the “Purchase Price”), subject to certain adjustments relating to disclosed leakage, including reductions for transaction expenses payable by Radisson Americas.

The closing of the Transaction is subject to (1) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (2) the absence of any material adverse effect (as defined in the Purchase Agreement) on the business of Radisson Americas, (3) the approval of certain governmental agencies of specified amendments or waivers to Radisson Americas’ National Security Agreement and (4) other customary closing conditions. The Transaction is expected to close in the second half of 2022, subject to the satisfaction or waiver of such conditions.

The Purchase Agreement contains customary termination rights for the Company and the Seller, including in the event the Transaction is not consummated on or before December 9, 2022. The Purchase Agreement also contains customary representations and warranties and covenants of the parties.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 7.01	Regulation FD Disclosure.

On June 13, 2022, Choice Hotels International, Inc. issued a press release announcing its execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On June 13, 2022, Choice Hotels International, Inc. published an investor presentation describing the Transaction. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Choice Hotels International, Inc. under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Share Sale and Purchase Agreement, dated as of June 12, 2022 by and among Choice Hotels International, Inc., Radisson Holdings Inc., Radisson Hospitality, Inc., Aplite Holdings AB and Radisson Hospitality Belgium BV/SRL.*

99.1	Press Release, dated June 13, 2022, issued by Choice Hotels International, Inc.

99.2	Investor Presentation, dated June 13, 2022

*

Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of an omitted exhibit or schedule to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOICE HOTELS INTERNATIONAL, INC.

Date: June 12, 2022	By:	/s/ Simone Wu
	Name:	Simone Wu
	Title:	SVP, General Counsel, Corporate Secretary & External Affairs

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Sale and Purchase Agreement, dated as of June 12, 2022 by and among Choice Hotels International, Inc., Radisson Holdings Inc., Radisson Hospitality, Inc., Aplite Holdings AB and Radisson Hospitality Belgium BV/SRL.*

99.1	Press Release, dated June 13, 2022, issued by Choice Hotels International, Inc.

99.2	Investor Presentation, dated June 13, 2022, issued by Choice Hotels International, Inc.

*

Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of an omitted exhibit or schedule to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.